Exhibit 99.2

Contact: ACADIA Pharmaceuticals Inc. Thomas H. Aasen, Executive Vice President, Chief Financial Officer and Chief Business Officer (858) 558-2871

ACADIA PHARMACEUTICALS ANNOUNCES $15 MILLION PRIVATE PLACEMENT

—Proceeds to Support Advancement of Pimavanserin Phase III Program—

SAN DIEGO, CA January 10, 2011 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today announced that it has entered into a securities purchase agreement for a private placement financing with a select group of institutional investors, including New Enterprise Associates and Venrock. Upon the closing of the transaction, ACADIA will receive gross proceeds of $15.0 million from the sale of approximately 12.57 million units at a price of $1.19375 per unit. Each unit consists of one share of ACADIA’s common stock and a warrant to purchase 0.35 shares of common stock. The private placement is expected to close on January 12, 2011 and is subject to the satisfaction of customary closing conditions.

The anticipated proceeds from the private placement will provide ACADIA with additional resources to advance its Phase III pimavanserin program, including the ongoing Phase III trials in Parkinson’s disease psychosis, and is expected to extend ACADIA’s cash runway into 2013.

JMP Securities LLC acted as lead placement agent and MTS Securities, LLC, an affiliate of MTS Health Partners, acted as co-placement agent in the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. ACADIA has agreed to file a registration statement with the SEC covering the resale of the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, sold in the private placement.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA has a portfolio of four product candidates including pimavanserin, which is in Phase III clinical development as a treatment for Parkinson’s disease psychosis. ACADIA also has a product candidate in Phase II for chronic pain and a product candidate in Phase I for glaucoma, both in collaboration with Allergan, as well as a product candidate in IND-track development for schizophrenia in collaboration with Meiji Seika Kaisha. All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

This press release contains statements that are forward-looking, including statements regarding ACADIA’s expectations regarding the amount and expected uses of the proceeds that will be received in the private placement, the length of ACADIA’s cash runway, the expected closing date of the private placement transaction, and the anticipated filing of a registration statement to cover the resale of the shares and warrant shares underlying the warrants expected to be sold in the private placement. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties associated with ACADIA’s ability to complete the private placement and register the shares of common stock, including events outside of ACADIA’s control, as well as the risks and uncertainties inherent in drug discovery and development, including those related to clinical trials. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2009 as well as other subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.